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                                                                     Exhibit 4.8

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the 17th day of June, 1996, between BBN Corporation (the "Company"), a Massachusetts corporation, with its principal offices at 150 CambridgePark Drive, Cambridge, Massachusetts 02140, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                                   WITNESSETH:

         The Company is offering outside of the United States to non-U.S. persons (as such terms are defined in Regulation S under the Securities Act of 1933, as amended (the "Act" or "Securities Act")) and, concurrently, in the United States to certain accredited investors (as defined in Rule 501(a) under the Act) shares of its Common Stock, par value $1.00 per share (the "Common Stock") and has provided to prospective investors a Confidential Offering Memorandum dated May 1996 (including the documents incorporated by reference therein and any supplements or amendments thereto, the "Offering Memorandum"). The Purchaser wishes to purchase a portion of the Shares (as defined in Section 1 below) being offered by the Company.

         Accordingly, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

         1. Authorization of Sale of the Common Stock. Subject to the terms and conditions of the Agreements, the Company has authorized the sale of up to 2,451,209 shares of its Common Stock, of which 1,998,310 shares (the "Shares") are being offered outside of the United States to non-U.S. persons (as such terms are defined in Regulation S under the Act).

         2. Agreement to Sell and Purchase the Common Stock. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

   Number of Shares to              Price Per                 Aggregate
      Be Purchased                    Share                    Price
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The Company proposes to enter into purchase agreements with certain other investors (the "Other Purchasers") and expects to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Alex. Brown & Sons Incorporated.

         3. Delivery of the Common Stock at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at a place and time (the "Closing Date") agreed upon by the Placement Agent and the Company and of which the Purchaser will be notified by telex, cable or otherwise. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such name(s) as designated by the Purchaser, representing the number of Shares set forth in
Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the full amount of the purchase price for the Shares being purchased hereunder paid by wire transfer or by certified or official bank check in New York Clearinghouse funds in United States dollars; (b) completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of the undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the accuracy of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; (b) the receipt of a legal opinion dated the Closing Date from Ropes & Gray, counsel to the Company, substantially in the form of Appendix II hereto; and (c) the receipt of a signed letter dated the Closing Date from Coopers & Lybrand LLP, substantially in the form heretofore approved by the Placement Agent, containing statements and information with respect to certain financial information contained in the Offering Memorandum. The Purchaser's obligations hereunder are expressly not conditioned upon the purchase by any or all of the Other Purchasers of the shares that they have agreed to purchase from the Company.

         4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

             (a) Organization and Standing. Each of the Company, and BBN Planet Corporation and BBN Domain Corporation (the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the Offering Memorandum and is registered or qualified to do business and in
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good standing in each jurisdiction in which it owns or leases property to transact business and where the failure to be so qualified would have a material adverse effect upon the business or financial condition of the Company and its Subsidiaries, taken as a whole.

             (b) Corporate Power; Authorization; Non-Contravention. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell the Shares and to perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) equitable principles generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not materially conflict with or result in a material breach of or a material default under (i) any of the terms or provisions of the Articles of Organization or By-laws of the Company or any Subsidiary or (ii) any material agreement or instrument to which the Company or any Subsidiary is a party or is bound.

             (c) Authorized and Outstanding Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $1.00 par value, of which 17,824,643 shares were issued and outstanding as of March 31, 1996. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be sold by the Company have been duly authorized and validly issued and, when paid for as contemplated herein, will be fully-paid and non-assessable; no preemptive or other similar rights of stockholders or liens or encumbrances exist with respect to the sale and delivery of the Shares.

             (d) The Shares. The Shares conform to the description thereof in the Offering Memorandum. Except as set forth in or contemplated by the Offering Memorandum, and other than compensatory stock options, there are no outstanding
(i) rights, warrants or options to acquire, or instruments convertible into or exchangeable for, shares of capital stock or other equity interest in the Company or any Subsidiary, or (ii) commitments, agreements, understandings or arrangements of any kind relating to the issuance of capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The Shares are listed on the New York Stock Exchange.

             (e) Offering Memorandum. Each of the annual and quarterly reports and the proxy statement (the "Incorporated Documents") incorporated by reference in, and attached as appendices to, the Offering Memorandum, at the time they were filed with the Securities and Exchange Commission (the "Commission"), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Rules and Regulations of the Commission hereunder. The Company has filed all documents that the Company was required to file with the Commission under Section 13, 14(a) and 15(d) of the 1934 Act since the date on which its last report on Form 10-K was filed. Neither the
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Offering Memorandum nor any amendment thereto, nor any of the Incorporated
Documents, as of their respective dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (f) Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Offering Memorandum, present fairly the financial position, the results of operations and the cash flows of the Company and its subsidiaries, at the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end adjustments). Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

             (g) Litigation. There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative agency which might result in any material adverse change in the business or financial condition of the Company, except as set forth in the Offering Memorandum.

             (h) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Memorandum as it may be amended or supplemented, (i) there has not been any material adverse change in the business or financial condition of the Company and (ii) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, other than in the ordinary course of business.

             (i) Governmental Approval. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state, or local U.S. governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

         5.  Representations, Warranties and Covenants of the Purchaser.

             (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser acknowledges that the Shares are being offered and sold without registration under the Securities Act, in reliance, in part, upon an exemption provided in Regulation S under the Securities Act; (ii) the Purchaser is neither a U.S. person nor located in the United States, and is not purchasing the Shares for the account or benefit of a U.S. person (as such terms are defined in Regulation S under the Securities Act); (iii) the Purchaser was outside the United States at the time the purchase order originated, or the transaction
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shall be executed in, on or through a physical trading floor of an established foreign securities exchange located outside of the United States; (iv) the Purchaser has made, and is solely responsible for making, its own independent evaluation of the economic, credit and other risks involved in its investment in the Shares and its own independent decision to make such investment; the Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the business to be conducted by the Company, the financial condition and capital of the Company and the terms and conditions of the offering of the Shares, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Offering Memorandum or the accuracy of the information that was otherwise provided in order for it to evaluate the merits and risks of investments in the Shares to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense; (v) the Purchaser is acquiring the number of Shares set forth in Section 2 above solely for its own account or as a trustee for a commingled pension trust and with no intention of distributing or reselling the Shares or any part thereof, or interest therein, in any transaction which would be in violation of Federal or state securities laws; (vi) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as Appendix I;
(vii) the Purchaser has been furnished with a copy of the Offering Memorandum of the Company and any documents that it has deemed necessary and requested in connection with its evaluation of the offering of the Shares; (viii) the Shares to be purchased by the Purchaser are not being acquired with the assets of any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Benefit Plan") or, if the assets of a Benefit Plan are being used, directly or indirectly for such acquisition, neither the acquisition nor the holding of such Shares will result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended; and (ix) the Purchaser understands that the Company is relying upon the truth and accuracy of the representations and warranties made by the Purchaser herein.

             (b) The Purchaser is aware that the Shares are not registered under the Securities Act or any state or foreign securities laws and that transfer thereof is restricted by the Securities Act, applicable stock or foreign securities laws, and the Purchaser agrees to comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Common Stock or possesses or distributes any offering materials, in all cases at the Purchaser's expense. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder. In particular, but without limiting the foregoing sentence, the Purchaser agrees that, prior to the expiration of a 40-day period beginning on the Closing Date of the Offering, it will not offer, sell or deliver any shares of Common Stock of the Company (including the Shares) in the United States or to, or for the account or benefit of, U.S. persons, and that any such purported sale or other transfer during such period shall be void and without effect unless such sale or transfer is in accordance with the Securities Act (including Regulation S thereunder). The Purchaser
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understands and agrees that the Company shall instruct the registrar and transfer agent of the Common Stock not to register transfers of any of the Shares during this period unless the transferor provides the Company with an opinion of counsel stating that such transfer shall be made in compliance with the Securities Act (including Regulation S thereunder). The Purchaser acknowledges that the representations and covenants made in this Agreement shall be binding upon its transferees until the expiration of the 40-day period referred to above, and that no transfer of the Shares will be effective unless and until such transferee agrees to be bound by the terms of this Agreement.

             (c) To the Purchaser's knowledge, no activity has been undertaken by the Company or any person acting on behalf of the Company for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Shares in the United States.

             (d) The Purchaser represents and warrants to, and covenants with, the Company that the Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

             (e) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 8(j) hereof may be legally unenforceable.

         6. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents and representatives from and against any and all claims, losses, damages, expenses and liabilities arising out of a misrepresentation or a breach of any of the warranties or agreements of the Purchaser contained in this Agreement.

         7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of
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this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

         8.  Registration Rights.

             (a) Demand Registration Rights. If following October 1, 1996 and prior to the date that is the second anniversary of the Closing Date (the "Demand Period"), holders of more than 50% of the Registrable Securities (as defined in Section 8(c) hereof) request the Company to file a registration statement under the Securities Act for a public offering the proposed aggregate offering price of which is at least $10,000,000, the Company shall within twenty days notify all holders of Registrable Securities of such request and shall use its best efforts to register under the Securities Act the Registrable Securities of all holders who so request promptly after receiving the Company's notice. Notwithstanding the foregoing, (i) the Company shall not be obligated to effect the filing of a registration statement pursuant to this Section 8(a) during the 180 days following the effective date of a registration statement pertaining to a public offering of securities for the account of the Company, and (ii) if the Company shall furnish to the holders of Registrable Securities requesting such registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period or periods of not more than 180 days each after receipt of the request of such holders; provided, however, that the Company may not utilize the right set forth in this subsection (ii) for more than two such 180-day periods. The Company is obligated to effect only one registration pursuant to this Section 8(a), provided that no such registration which shall not have become and remained effective for a period of at least 120 days (or such shorter period during which holders shall have sold all Registrable Securities which were so registered) shall be deemed to be a registration for any purpose of this Section 8(a).

             (b) Piggyback Registration Rights. Whenever the Company proposes to register any Common Stock for its own or others' account under the Securities Act for a public offering for cash, other than a registration relating to employee benefit plans, the Company shall give each holder of Registrable Securities prompt written notice of its intent to do so. Upon the written request of any such holder given within fifteen days of such notice, the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities which such holder requests. If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 8(b) that the number of shares to be sold pursuant to such registration statement is greater than the number of such shares which can be offered without adversely affecting the offering, the Company shall first reduce pro rata the number of shares offered for the accounts of holders of the Company's Common Stock that do not hold registration rights similar to the rights granted to the holders of Registrable Securities pursuant to this Section 8(b), and then may reduce pro rata the number of shares offered for the
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accounts of holders of Registrable Securities and for the accounts of holders of the Company's Common Stock that have registration rights similar to the rights granted to the holders of Registrable Securities pursuant to this Section 8(b) (based upon the number of shares of Common Stock proposed to be sold pursuant to such registration statement by the holders of Registrable Securities and such other holders of the Company's Common Stock) to a number deemed satisfactory by such managing underwriter. In the event of such a limitation, shares of persons not having registration rights will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included. No piggyback registration right in this Section 8(b) shall be construed to limit the demand registration right contained in Section 8(a) hereof.

             (c) Definition of Registrable Securities. "Registrable Securities" means (i) the Shares and (ii) shares of Common Stock or other securities convertible into Common Stock received as a stock dividend or other distribution in respect of the Shares; provided that the holders of such Shares or securities have delivered to the Company an opinion of counsel, acceptable to the Company and its counsel, which states that the holders may not transfer the Shares or such other securities without registration under the Act in reliance upon Regulation S under the Act, as a result of an amendment, change in interpretation or other action after the Closing Date by the Securities and Exchange Commission with respect to any provision of Regulation S; and provided, further, that the Registrable Securities shall not include any shares of Common Stock or such other securities (i) during the restricted period (as defined in Regulation S under the Securities Act) or (ii) that as of the date of the determination may be traded on the New York Stock Exchange without registration under the Securities Act.

             (d) Registration Procedures. All expenses incurred in connection with the registrations under this Section 8 (including all registration, filing, qualification, printer's, and accounting fees and the reasonable fees of one counsel for the holders, but excluding underwriting commissions and discounts) shall be borne by the Company. In connection with registrations under this
Section 8, the Company shall (i) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all Registrable Securities which were so registered); (ii) use its best efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the Registrable Securities; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder, or the reasonable request of any holder, with respect to the registration and distribution of the Registrable Securities. The Company is not obligated to effect registration or qualification under this Section 8 in any jurisdiction requiring it to qualify to do business (unless the Company is otherwise required to be so qualified) or to execute a general consent to service of process.
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             (e)   Underwriting Arrangement. In connection with each
registration pursuant to Sections 8(a) and (b) above covering an underwritten public offering, the Company and each participating holder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

             (f) Notification. The Company shall promptly notify each holder of Registrable Securities covered by any registration statement of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its best efforts to make appropriate changes to such prospectus and provide copies of such revised prospectus to each holder of Registrable Securities covered by the Registration Statement.

             (g) Furnishing of Documents. At the request of any participating holder, the Company will furnish to each underwriter, if any, and participating holders, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved.

             (h) Prospectuses. From time to time the Company shall amend or supplement any registration statement pursuant to which any of the Registrable Securities are being offered pursuant to a registration under this Agreement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities or Blue Sky laws. The Company shall also provide the holders with as many copies of the prospectus contained in any such registration statement in which such holder's Registrable Securities are included as it may reasonably request.

             (i) Indemnification by the Company. The Company will indemnify and hold harmless each participating holder and each underwriter of the Registrable Securities being sold by such holder, and each controlling person of such holder and underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such holder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with each such holder and underwriter containing customary provisions, including provisions for contribution, as any holder or underwriter shall reasonably request; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder or underwriter and stated to be specifically for use therein.

             (j) Indemnification by Holders. Each participating holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such director, officer or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with the Company containing customary provisions, including provisions for contribution, as the Company or each such person shall reasonably request; provided, however, that no holder of Registrable Securities will be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder and stated to be specifically for use therein. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of any holder for indemnification under this Section 8(j) exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of Registrable Securities sold by such Stockholder pursuant to the registration statement by the total number of Registrable Securities sold pursuant to the registration statement, or (ii) the net proceeds received by such holder in the offering.

             (k)   Indemnification Procedures.

                   (i) Promptly after receipt by any person entitled to indemnification under Sections 8(i) or 8(j) (and "Indemnified Party") of notice of the commencement of any action in respect of which indemnity may be sought against any person under Sections 8(i) or 8(j) (and "Indemnifying Party"), such Indemnified Party shall notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not relieve any Indemnifying Party from any liability it may have hereunder except to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnify Party.

                   (ii) The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent. The Company shall not, except with the approval of each party being indemnified under this Agreement, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

             (l) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling person of any such Indemnified Party, makes a claim for indemnification pursuant to Section 8(i) or 8(j) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (m) Exchange Act Registration. As long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its reasonable efforts to timely file with the Commission such information as the Commission may require under either Section 13 or Section 15(d) of the Exchange Act; and in such event, the Company shall use its reasonable efforts to take all action as may be required as a condition of the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Registrable Securities. The Company shall furnish to the holders forthwith upon request (i) a written statement by the Company as to the compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such Registrable Securities pursuant to Rule 144 without registration. The Company shall use its reasonable efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include prompt notice to its transfer agent to expedite such transfers of Registrable Securities.

         9. Restrictive Legend. Each certificate representing Shares shall bear a restrictive legend in substantially the following form (in addition to any legends required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE ACT) UNTIL THE EXPIRATION OF A 40-DAY PERIOD COMMENCING ON _______, 1996, EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT.

         10. Waivers and Amendments. The terms of this Agreement may be waived or amended upon the written consent of the Company and the Purchaser. Section 8 of this Agreement may be waived or amended upon the written consent of the Company and the record holders of more than fifty percent (50%) of the outstanding Shares purchased by the Purchasers pursuant to the Agreements, and any such amendment or waiver shall be binding upon the Purchaser.

         11. Agent's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of this transaction. The parties hereto hereby represent that there are no other brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

         12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail or sent by nationwide overnight delivery service, postage or delivering charge prepaid, or shall be sent by facsimile and shall be deemed given when so mailed or sent:

             (a)   if to the Company, to

             BBN Corporation
             150 CambridgePark Drive
             Cambridge, MA  02140
             Facsimile No. (617) 873-3408
             Attention:  General Counsel

             or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

             (b) if to the Purchaser, at the applicable address or facsimile for notices set forth on Appendix I of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         14. Severability. In case any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and Federal law of the United States. Any claim, action, proceeding or lawsuit relating to this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Massachusetts. The Purchaser hereby consents to and agrees to submit to the jurisdiction of the United States District Court for the District of Massachusetts for any such claim, action, proceeding or lawsuit and to the venue of such claim, action, proceeding or law in such court.

         16. Termination. The Company or the Purchaser may terminate this Agreement in the event that any of their respective conditions for Closing set forth in Section 3 of this Agreement are not satisfied on or before sixty (60) days after the date of this Agreement.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                  BBN CORPORATION

                                  By:_________________________________
                                  Title: Senior Vice President


                                  PURCHASER:

                                  Name of Purchaser (Type or Print):

                                  ____________________________________

                                  By:_________________________________
                                  Title:______________________________